UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☒ Soliciting Material Pursuant to §240.14a-12

HIRERIGHT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF AN EMAIL TO THE COMPANY’S PARTNERS INFORMING THEM OF THE PROPOSED MERGER.

June 9, 2008

Dear HireRight Partner,

This afternoon we announced exciting news — a definitive agreement to merge HireRight and the commercial services business unit of USIS. Our combination will position us as one of the largest and most capable background screening solutions providers in the world. Our intention with this merger is not just to be one of the biggest screening providers in the industry, but the best. This merger will enhance our ability to deliver our customers distinct advantages, including a state-of-the-art solutions platform, robust technical and operational capabilities, an extensive services portfolio, deep industry subject matter expertise, and financial strength. Our combined organization will continue to provide our customers with innovative, on-demand screening applications built with state-of-the-art technologies providing outstanding user experience and quality, the fastest turn-around times, and extensive process and workflow automation.

Our focus on partnerships will continue to be an important part of our strategy. This merger will benefit our partners by broadening our service offerings and our industry coverage, and deepening our level of subject matter expertise, allowing us to better serve the diverse needs of the customers of our partners. By combining the HireRight culture of customer focus and innovation, the strength and integrity of our team and the quality and depth of our technology-based solutions, with the deep vertical expertise in the transportation and retail sectors, unique data sources and services, and security expertise of USIS, the combined company will be uniquely positioned to meet the needs of our current and future customers. In addition, with significantly increased scale, we will have greater resources to stay at the forefront of industry innovation. The merger will also provide our partners with exposure to a broader customer base.

I want to reassure you that through this transition and beyond, we will continue to provide you and your customers with the same high levels of responsiveness and attention you have become accustomed to. In addition, we will continue to support and evolve the HireRight technology platform and our partner integrations.

I joined HireRight in 1999 when the company had just a handful of customers. Although we were not one of the largest providers at the time, what we did have was a unique vision for the future of the industry and the power that technology could have in transforming the way employers conducted employment screening. In the years since, HireRight has grown considerably while our vision has remained unchanged. Our merger with USIS will allow us to even more aggressively pursue this vision, resulting in substantial benefits to our customers and partners in the years ahead.

I expect that you may have a variety of questions about this announcement. As such, we’ve created a web site available through HireRight.com where we’ll provide the most up-to-date information available. This site can be found at: http://www.hireright.com/merger. In addition, your usual partner contacts will be reaching out to you shortly, and feel free to contact them with any questions you have now or in the future.

We look forward to continuing our strong relationship with you in the exciting times ahead!

Sincerely,

Eric Boden

Chairman and CEO

Please do not respond to this email since the reply will go to a non-active mail box.

About USIS

USIS is a leading provider of security screenings, background investigations, employment and drug screening services, automotive insurance underwriting services, and national security solutions to government and corporate clients. Headquartered in Falls Church, Va., the company has more than 7,000 employees that support business operations in all 50 states, U.S. territories, and overseas. USIS was formed in July 1996 following a White House initiative that led to the establishment of US Investigations Services, Inc. (USIS) as the first privatization of a government program into the private sector. Today, the company is owned by Providence Equity Partners, the largest global private equity firm dedicated to investing in the media, information services and communications industries.

USIS’ three businesses include the Investigative Services Division, the largest supplier of background investigations to the federal government and a provider of screening services to law enforcement agencies and first responder organizations; the Commercial Services Division, one of the nation’s largest employment and drug screening companies that serves the needs of more than 33,000 businesses across the U.S.; and the National Security Division, a global provider of specialized national security solutions that support the mission critical needs of a wide-range of federal programs.

About HireRight

HireRight is a leading provider of on-demand employment background and drug screening solutions that help employers efficiently implement, manage and control screening programs. Many companies, including more than 65 of the Fortune 500, trust HireRight because the company delivers customer-focused solutions that provide greater efficiency and faster results. HireRight also provides pre-integrated employment screening services through enterprise e-recruiting solutions from top providers such as Oracle/PeopleSoft, Taleo, Vurv, ADP/VirtualEdge and PeopleAdmin. HireRight’s worldwide headquarters are located in Irvine, Calif., with offices and affiliates around the globe.

Additional Information about the Merger and Where to Find It

This communication is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of HireRight, and it is not a substitute for any proxy statement or other filings that may be made with the SEC should this proposed merger go forward.  In connection with the proposed merger, HireRight plans to file a proxy statement with the SEC. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. A definitive proxy statement will be sent to the stockholders of HireRight. Investors and security holders may also obtain a free copy of the proxy statement (when available) and other documents filed by HireRight with the SEC at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement (when available) and other documents filed by HireRight with the SEC may also be obtained by requesting them in writing from HireRight at 5151 California Avenue, Irvine, CA 92617, or by telephone at 949.428.5855.

Proxy Solicitation

HireRight and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning the interests of HireRight’s participants in such solicitation,  including their respective security holdings, is set forth in HireRight’s annual proxy statement, which was filed with the Securities and Exchange Commission on April 8, 2008. Investors may obtain additional information regarding this transaction, HireRight and the interests of HireRight’s participants in such solicitation by reading the proxy statement for such merger when it becomes available.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This message may contain forward-looking statements based on current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by the companies. Words such as ‘‘anticipates,’’ ‘‘expects,’’ ‘‘intends,’’ ‘‘plans,’’ ‘‘believes,’’ ‘‘seeks,’’ ‘‘estimates,’’ ‘‘may,’’ ‘‘will’’ and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to statements regarding the impact of the merger, including but not limited to, the companies’ expectations with respect to the combined companies available solutions, leadership position, competitive strengths and positioning; client base, as well as the anticipated synergies, efficiencies and advantages resulting from the merger; the approval of the merger transaction by stockholders and regulators; the satisfaction of the closing conditions to the merger transaction; the lack of financing conditions; the completion of the merger on stated terms; and the timing of the completion of the merger transaction. Such statements speak only as of the date hereof and are subject to change. The companies undertake no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Important factors that may cause such a difference include, but are not limited to, the risk the companies’ businesses and their relationships with customers, employees or suppliers could suffer due to the uncertainty relating to the merger; that the merger may not be consummated, may be consummated on different terms or may be delayed; that anticipated synergies and strategic benefits from the merger may not be fully realized; that a failure to satisfy conditions to close the merger, including obtaining the requisite regulatory and stockholder approvals, may occur; and the various other risks and uncertainties described in the “Risk Factors” section of HireRight’s Annual Report on Form 10-K for the year ended December 31, 2007, and the general economic and political conditions and specific conditions that may impact company operations, including hiring trends. Further information on HireRight, Inc., including additional risk factors that may affect forward looking statements, is contained in its Annual Report on Form 10-K and in its other SEC filings that are available through the SEC’s website (www.sec.gov).